EXHIBIT 99.1

         SECRETARY OF STATE APPROVES FRANCE TELECOM'S INVESTMENT IN NTL

May 10, 2000

                  CABLE AND WIRELESS PLC ("CABLE & WIRELESS"),
               NTL INCORPORATED ("NTL") (NASDAQ AND EASDAQ: NTLI)
                 AND CABLE & WIRELESS COMMUNICATIONS PLC ("CWC")

    JOINT ANNOUNCEMENT RELATING TO THE PROPOSED ACQUISITION OF CWC DATACO BY
     CABLE & WIRELESS AND THE PROPOSED ACQUISITION OF CWC CONSUMERCO BY NTL
                              (THE "TRANSACTION")


       SECRETARY OF STATE APPROVES FRANCE TELECOM'S INVESTMENT IN NTL
                            AND UPDATE ON TIMETABLE

The parties are delighted with the Secretary of State for Trade and Industry's announcement today that, in the light of the provision of undertakings by France Telecom S.A., he has decided to clear France Telecom S.A.'s investment in NTL without a reference to the Competition Commission. Accordingly, all necessary conditions to the CWC Scheme of Arrangement (the "Scheme") which forms part of the Transaction have now been satisfied.

The listing of CWC's shares on the London Stock Exchange will therefore be cancelled from close of trading on May 11, 2000. This will mean that the last time for registration of transfers of CWC Shares will be 6.00 p.m. on May 11, 2000. This is the "Dealings Record Time". CWC intends to arrange for the Scheme to become effective on May 12, 2000 (the "Scheme Effective Date").

The next principal step in the Transaction following the Scheme becoming effective is the CWC Holdings Capital Reduction. The hearing on that capital reduction has been adjourned to May 17, 2000. The Mix and Match Closing Date will be May 18, 2000. Accordingly, to be sure of participating in the Mix and Match Facility, Mix and Match Election Forms must be received by Lloyds TSB Registrars no later than 6.00 p.m. on May 18, 2000.

Commenting on the announcement by the Secretary of State, Graham Wallace, Chief Executive of Cable & Wireless said:

"This decision is extremely good news as it is one of the last major milestones in the deal. All parties can now work together to complete as soon as possible."

Barclay Knapp, President and Chief Executive of NTL said:

"We have eagerly awaited the completion of our acquisition of CWC ConsumerCo and today's decision brings us closer to the final stage. Our plans for integration are in place and, following completion of the Transaction, we can work with CWC ConsumerCo's management and staff to deliver quickly NTL's vision throughout our new franchise areas."

There are various intervening events which need to take place before the Court hearing on the CWC Holdings Capital Reduction can take place. That hearing may therefore need to be further adjourned and the Mix and Match Closing Date extended. The parties remain confident, however, that the Transaction will be completed in Spring 2000. Further announcements regarding the progress of the Transaction will be made in due course. Information will also be available through the Shareholder Helpline.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO CANADA, JAPAN OR AUSTRALIA. THE TRANSACTION REFERRED TO IN THIS PRESS RELEASE IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE US SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION.

For information, please contact:

NTL (U.S.)
John F. Gregg, Chief Financial Officer
Richard J. Lubasch, Executive Vice President - General Counsel
Bret Richter, Vice President - Corporate Finance and Development
Erik Tamm, Investor Relations
Tel: (212) 906-8440
Or e-mail: investor-relations@ntli.com.

NTL (UK)
Alison Kirkwood
Will Robson
Tel: +44 1256 752 000

Cable & Wireless
Chris Tyler, Investor Relations, Tel: +44 20 7315 4460
Penny Berger, Tel: +44 20 7315 6225
Susan Cottam, Media, Tel: +44 20 7315 4410
Peter Eustace, Media, Tel: +44 20 7315 4495

CWC
Samantha Ashworth, Investor Relations, Tel: +44 20 7674 5303
Roy Payne, Media, Tel: +44 20 7674 5387
Caroline Keppel-Palmer, Media, Tel: +44 20 7674 5416

Greenhill & Co. (advisers to Cable & Wireless)
James Lupton or David Wyles, Tel: +44 20 7440 0400

Morgan Stanley Dean Witter (advisers to NTL)
Paulo Pereira or John Krumins, Tel: +44 20 7425 5000

Merrill Lynch (advisers to CWC)
Bob Wigley or Richard Snow, Tel: +44 20 7628 1000

CSFB
(advisers to the  independent  directors of CWC (being Sir Bryan  Carsberg,
JMJ Keenan, Valerie F Gooding, JF Killian and FV Salerno) in respect of the Cable & Wireless Acquisition and advisers to the directors of CWC in respect of the NTL Acquisition) Michael Harrison or Ian Brown, Tel: +44 20 7888 8888

Greenhill & Co. International Limited ("Greenhill & Co."), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to Cable & Wireless in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than Cable & Wireless for providing the protections afforded to customers of Greenhill & Co. or for providing advice in relation to the Transaction.

Morgan Stanley & Co. Limited ("Morgan Stanley Dean Witter"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to NTL in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than NTL for providing the protections afforded to customers of Morgan Stanley Dean Witter or for providing advice in relation to the Transaction.

Merrill Lynch International ("Merrill Lynch"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to CWC in relation to the Transaction and to no one else and will not regard any other person as its customer or be responsible to any one other than CWC for providing the protections afforded to customers of Merrill Lynch or for providing advice in relation to the Transaction.

Credit Suisse First Boston (Europe) Limited ("CSFB"), which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting as financial adviser to the independent directors of CWC in relation to the Cable & Wireless Acquisition and directors of CWC in relation to the NTL Acquisition and to no one else and will not regard any other person as its customer or be responsible to any one other than the independent directors of CWC and the directors of CWC for providing the protections afforded to customers of CSFB or for providing advice in relation to the Transaction.